UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2019

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-7573	73-0618660
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on December 12, 2018, Parker Drilling Company (“Parker”) and certain of its U.S. subsidiaries (together with Parker, the “Debtors”), commenced voluntary Chapter 11 proceedings and filed a prearranged Joint Chapter 11 Plan of Reorganization of the Debtors under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are jointly administered under the caption In re Parker Drilling Company, et al., Case No. 18-36958 (the “Chapter 11 Cases”). On January 21, 2019, the Debtors filed the Amended Joint Chapter 11 Plan of Reorganization of Parker and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”).

On March 7, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan is attached to the Confirmation Order as Exhibit A.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (the “Effective Date”). Although the Debtors are targeting occurrence of the Effective Date as soon as reasonably practicable, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	holders of claims arising from non-funded debt general unsecured obligations receive payment in full in cash as set forth in the Plan;

•

holders of the 7.500% Senior Notes due 2020 (the “2020 Notes”) receive their pro rata share of: (a) 34.3431% of the common stock (the “New Common Stock”) of Parker, as reorganized pursuant to and under the Plan (“Reorganized Parker”), subject to dilution; (b) $92,571,429 of a new second lien term loan of Reorganized Parker (the “New Second Lien Term Loan”); (c) the right to purchase 24.2915% of the New Common Stock to be issued pursuant to the terms of the Rights Offering (as defined in that certain restructuring support agreement, dated as of December 12, 2018, among the Debtors and the other parties thereto); and (d) cash sufficient to satisfy certain expenses owed to the trustee of the 2020 Notes, to the extent not otherwise paid by the Debtors;

•

holders of the 6.750% Senior Notes due 2022 (the “2022 Notes”) receive their pro rata share of: (a) 62.9069% of the New Common Stock, subject to dilution; (b) $117,428,571 of the New Second Lien Term Loan; (c) the right to purchase 38.8664% of the New Common Stock to be issued pursuant to the terms of the Rights Offering; and (d) cash sufficient to satisfy certain expenses owed to the trustee of the 2022 Notes, to the extent not otherwise paid by the Debtors;

•

holders of the 7.25% Series A Mandatory Convertible Preferred Stock receive their pro rata share of: (a) 1.1% of the New Common Stock, subject to dilution; (b) the right to purchase 14.7369% of the New Common Stock to be issued pursuant to the terms of the Rights Offering; and (c) 40.0% of the warrants to acquire an aggregate of 13.5% of the New Common Stock (the “New Warrants”); and

•

holders of Parker’s existing common stock receive their pro rata share of: (a) 1.65% of the New Common Stock, subject to dilution; (b) the right to purchase 22.1052% of the New Common Stock to be issued pursuant to the terms of the Rights Offering; and (c) 60.0% of the New Warrants.

Unless otherwise specified, the treatment set forth in the Plan and the Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. All of the Debtors’ existing funded debt and equity (except for certain intercompany interests) will be extinguished by the Plan.

Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

As of the Effective Date, Parker will issue New Common Stock to certain holders of claims against and interests in Parker, and Parker’s shares of existing common stock outstanding prior to the Effective Date will be cancelled, in each case as provided in the Plan. As of March 6, 2019, there were 9,382,493 shares of Parker’s existing common stock outstanding. Under the Plan, Parker’s new organizational documents will become effective on the Effective Date. Parker’s new organizational documents will authorize Parker to issue shares of New Common Stock pursuant to the Plan. The shares of New Common Stock issued pursuant to the Plan, including any shares issued upon the exercise of the rights to purchase New Common Stock in the Rights Offering and shares of New Common Stock issued to the Backstop Commitment Parties (as defined below) as a premium for their commitments under the Backstop Commitment Agreement (as defined below), will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by section 1145 of the Bankruptcy Code. All shares issued to the Backstop Commitment Parties in respect of their backstop commitments will be issued in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and/or Regulation D thereunder.

In addition, on the Effective Date, Parker will enter into a registration rights agreement with certain of the parties (the “Backstop Commitment Parties”) to that certain backstop commitment agreement, dated December 12, 2018, as amended and restated on January 28, 2019 (the “Backstop Commitment Agreement”).

Exit Financing

The Plan is expected to be funded by the following exit financings, subject to certain customary conditions:

•

$50.00 million in aggregate principal amount under a new senior secured asset-based revolving credit facility, with the ability to raise incremental loans in an aggregate principal amount of up to an additional $75.0 million, subject to certain conditions, with Parker and certain of its subsidiaries serving as the borrowers thereunder;

•

$210.00 million in aggregate principal amount under the New Second Lien Term Loan, none of which amount is new money and which amount is deemed to have refinanced a portion of the outstanding amount of the 2020 Notes and the 2022 Notes, with Parker serving as the borrower thereunder; and

•	$95.00 million in proceeds from the Rights Offering, backstopped by the Backstop Commitment Parties.

Incentive Plan

Effective as of the Effective Date, Parker’s board of directors (the “Board”) adopted the 2019 Long-Term Incentive Plan (the “LTIP”), with a share reserve equal to 9% of the fully-diluted, fully-distributed shares of Parker as of the Effective Date (the “LTIP Pool”). The LTIP provides for the grant of equity-based awards to Parker’s key employees and non-employee Board directors, including a grant of 50% of the LTIP Pool as of the Effective Date (the “Emergence Grants”). No less than 40% of the Emergence Grants will be in the form of restricted stock units and no more than 60% of the Emergence Grants will be in the form of 10-year nonqualified stock options.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Debtors

Information regarding the assets and liabilities of the Debtors as of the most recent practicable date is hereby incorporated by reference to Parker’s Annual Report on Form 10-K for the period ended December 31, 2018, filed with the Securities and Exchange Commission on the date hereof.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934. All statements in this Current Report on Form 8-K other than statements of historical facts addressing activities, events or developments Parker expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Parker based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Parker believes its expectations stated in this Current Report on Form 8-K are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Parker that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Parker’s ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; Parker’s ability to consummate the Plan; the effects of the filing of the Chapter 11 Cases on Parker’s business and the interest of various constituents, including stockholders; increased advisory costs to execute Parker’s reorganization; any inability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that Parker will operate with Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; third-party motions in the Chapter 11 Cases, which may interfere with Parker’s ability to consummate the Plan; the potential adverse effects of the Chapter 11 Cases on Parker’s liquidity and results of operations; the impact of the NYSE delisting Parker’s common stock on the liquidity and market price of Parker’s common stock and on Parker’s ability to access the public capital markets; changes in worldwide economic and business conditions; fluctuations in oil and natural gas prices; compliance with existing laws and changes in laws or government regulations; the failure to realize the benefits of, and other risks relating to, acquisitions; the risk of cost overruns; Parker’s ability to refinance its debt; and other important factors, many of which could adversely affect market conditions, demand for Parker’s services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in Parker’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this Current Report on Form 8-K and Parker undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of Parker Drilling Company and its Debtor Affiliates (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1	Order Confirming Amended Joint Chapter 11 Plan of Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

March 11, 2019

	By:	/s/ Jennifer F. Simons
	Name:	Jennifer F. Simons
	Title:	Vice President, General Counsel and Secretary